PROSPECTUS SUPPLEMENT	Filed pursuant to Rule 424(b)(5)
(To Prospectus dated October 29, 2020)	File No. 333-249585

9,404,392 Shares of Common Stock

Investors Warrants to purchase up to 3,761,757 Shares of Common Stock and 3,761,757 Shares of Common Stock underlying the Warrants; and

Placement Agent Warrants to purchase up to 564,264 Shares of Common Stock and 564,264 Shares of Common Stock underlying the Warrants

Kandi Technologies Group, Inc.

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering to investors 9,404,392 shares of our common stock (the “Shares”) together with 3,761,757 warrants to purchase an aggregate of 3,761,757 shares of common stock at an exercise price of $8.18 per share (the “Investors Warrants”). The Warrants have a term of thirty (30) months and are exercisable by the holders six months at any time after the date of issuance. In connection with this offering, we will also issue, as additional compensation, to FT Global Capital, Inc., our exclusive placement agent, placement agent warrants to purchase up to 6% of the Shares placed in this offering, at an exercise price of $8.18, which warrants are also being offered pursuant to this prospectus supplement (the “Placement Agent Warrants”).

The Shares and Investors Warrants will be sold together as a unit consisting of one Share and a Warrant (to purchase 0.40 shares of our common stock for each Share included in the unit). The purchase price per unit will be $6.38 (the “Purchase Price”). The Shares and the Investors Warrants will be issued separately but can only be purchased together in this offering. The shares of common stock issuable from time to time pursuant to the exercise of the Investors Warrants and the Placement Agent Warrants are also being offered pursuant to this prospectus supplement and the accompanying prospectus.

Our common stock trades on the NASDAQ Global Select Market under the symbol “KNDI.” The last reported sale price of our common stock on the NASDAQ Global Select Market on November 9, 2020 was $7.78 per share. There is no established public trading market for the Warrants and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Warrants on any national securities exchange. As of October 21, 2020, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $284,547,332 based on 54,123,603 shares of outstanding common stock, of which 15,090,309 shares were held by affiliates as of such date, and a price of $7.20 per share, which was the last reported sale price of our common stock as quoted on the NASDAQ Global Select Market on October 21, 2020.

	Per Unit	Total
Public offering price of units	$6.38	$60,000,021.96
Placement agent fees	$0.31	$2,880,001.01
Proceeds, before other expenses, to us	$6.07	$57,120,019.95

We have retained FT Global Capital, Inc. to act as exclusive placement agent in connection with this offering. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number of dollar amount of securities. See “Plan of Distribution” beginning on page S-6 of this prospectus supplement for more information regarding these arrangements.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page S-3 of this prospectus supplement and in the documents we incorporate by reference in this prospectus supplement and the accompanying prospectus. In addition, see “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019, and in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, which have been filed with the Securities and Exchange Commission and is incorporated by reference into this prospectus supplement and the accompanying prospectus. You should carefully consider these risk factors, as well as the information contained in this prospectus supplement and the accompanying prospectus, before you invest.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

We estimate the total expenses of this offering, excluding the placement agency fees and cost reimbursements, will be approximately $200,900. Because there is no minimum offering amount required in this offering, the actual offering amount, the placement agent fees and net proceeds to us, if any, in this offering may be substantially less than the total offering amounts set forth above. We are not required to sell any specific number or dollar amount of the securities offered in this offering, but the placement agent will use its reasonable efforts to arrange for the sale of all of the securities offered. The closing of the sale of securities will take place on or around November 12, 2020.

The date of this prospectus supplement is November 10, 2020

FT Global Capital, Inc.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is a supplement to the accompanying prospectus that is also a part of this document. This prospectus supplement and the accompanying prospectus, dated November 10, 2020, are part of a registration statement on Form S-3 (File No. 333-249585) that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time in one or more offerings the securities described in the accompanying prospectus.

This document is in two parts. The first part is this prospectus supplement, which describes the securities we are offering and the terms of the offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to the securities offered by this prospectus supplement. Generally, when we refer to this “prospectus,” we are referring to both documents combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference therein, on the other hand, you should rely on the information in this prospectus supplement. We urge you to carefully read this prospectus supplement and the accompanying prospectus and any related free writing prospectus, together with the information incorporated herein and therein by reference as described under the heading “Where You Can Find Additional Information,” before buying any of the securities being offered.

You should rely only on the information that we have provided or incorporated by reference in this prospectus supplement and the accompanying prospectus and any related free writing prospectus that we may authorize to be provided to you. We have not, and the placement agent has not, authorized anyone to provide you with different information. No other dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement and the accompanying prospectus or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus supplement is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus supplement and the accompanying prospectus or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any related free writing prospectus, or any sale of a security.

This prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

S-ii

FORWARD-LOOKING STATEMENTS

This prospectus supplement, accompanying prospectus and the documents that we have filed with the SEC that are incorporated by reference in this prospectus supplement contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act and may involve material risks, assumptions and uncertainties. Forward-looking statements typically are identified by the use of terms such as “may,” “will,” “should,” “believe,” “might,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” and similar words, although some forward-looking statements are expressed differently.

Any forward looking statements contained in this prospectus supplement, accompanying prospectus and the documents that we have filed with the SEC that are incorporated by reference in this prospectus supplement are only estimates or predictions of future events based on information currently available to our management and management’s current beliefs about the potential outcome of future events. Whether these future events will occur as management anticipates, whether we will achieve our business objectives, and whether our revenues, operating results, or financial condition will improve in future periods are subject to numerous risks. There are a number of important factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements. These important factors include those that we discuss under the heading “Risk Factors” and in other sections of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as well as in our other reports filed from time to time with the SEC that are incorporated by reference into this prospectus supplement and the accompanying prospectus. You should read these factors and the other cautionary statements made in this prospectus supplement, the accompanying prospectus and in the documents we incorporate by reference into this prospectus supplement and the accompanying prospectus as being applicable to all related forward-looking statements wherever they appear in this prospectus supplement or the documents we incorporate by reference into this prospectus supplement and the accompanying prospectus. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary is not complete and does not contain all of the information that you should consider before investing in the securities offered by this prospectus. You should read this summary together with the entire prospectus supplement and accompanying prospectus, including our risk factors (as provided for herein and incorporated by reference), financial statements, the notes to those financial statements and the other documents that are incorporated by reference in this prospectus supplement, before making an investment decision. You should carefully read the information described under the heading “Where You Can Find More Information.” We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our securities.

Unless the context otherwise requires, the terms “KNDI,” “the Company,” “we,” “us,” and “our” in this prospectus each refer to Kandi Technologies Group, Inc., our subsidiaries, and our consolidated entities. “China” and the “PRC” refer to the People’s Republic of China.

The Company

We were incorporated under the laws of the State of Delaware on March 31, 2004. On August 13, 2007, we changed our name from Stone Mountain Resources, Inc. to Kandi Technologies, Corp. On December 21, 2012, we changed our name from Kandi Technologies, Corp. to Kandi Technologies Group, Inc. Headquartered in the Zhejiang Province, we are one of the leading manufacturers of electric vehicle (“EV”) products, EV parts and off-road vehicles in China.

Our Business

For the years ended December 31, 2019 and 2018, our products consist of EV parts, EV products, and off-road vehicles including ATVs, utility vehicles (“UTVs”), go-karts, and others vehicles. Based on our market research on consumer demand trends, we have adjusted our production line strategically and continue to develop and manufacture new products in an effort to meet market demand and better serve our customers.

The following table shows the breakdown of our net revenues:

	Year Ended December 31,
	2019	2018
	Sales Revenue	Sales Revenue
Primary geographical markets
Overseas	$24,623,424	$12,741,570
China	111,117,912	99,697,258
Total	$135,741,336	$112,438,828

Major products
EV parts	$110,675,908	$99,099,312
EV products	108,640	-
Off-road vehicles	22,743,142	13,339,516
Electric Scooters and Electric Self-Balancing Scooters	2,213,646	-
Total	$135,741,336	$112,438,828

Timing of revenue recognition
Products transferred at a point in time	$135,741,336	$112,438,828

Our current business is primarily conducted through our wholly-owned subsidiary, Zhejiang Kandi Vehicles Co., Ltd. (“Kandi Vehicles”), the partial and wholly-owned subsidiaries of Kandi Vehicles and SC Autosports LLC (d/b/a Kandi America).

The Offering

Units offered by us	9,404,392 units

Common stock offered by us	9,404,392 Shares

Common stock to be outstanding after this offering (assuming no exercise of the warrants offered by us)	63,527,995 Shares

Warrants offered by us	Investors Warrants to purchase an aggregate of 3,761,757 Shares and Placement Agent Warrants to purchase an aggregate of 564,264 shares, at an exercise price of $8.18 per share (The Investors Warrants and Placement Agent Warrants are collectively referred to as the “Warrants”). The Warrants have a term of 30 months and are exercisable by the holders from six months after the date of issuance.

This prospectus also relates to the offering of the Shares of Common Stock issuable upon exercise of the Warrants.

Use of proceeds	We intend to use the net proceeds from this offering solely for working capital and other general corporate purposes. There is no assurance that any of the Warrants will ever be exercised for cash, if at all. See “Use of Proceeds” on page S-4.

Market for the Shares and Warrants	Our common stock is quoted and traded on the NASDAQ Global Select Market under the symbol “KNDI.” However, there is no established public trading market for the Warrants, and we do not expect a market to develop. In addition, we do not intend to apply to list the Warrants on any securities exchange. The warrants are immediately separable from the Shares being offered as part of the units.

Risk factors	You should read the “Risk Factors” section on page S-3 of this prospectus supplement, the “Risk Factors” section on page 7 of the accompanying prospectus, and the “Risk Factors” section in our Annual Report for the year ended December 31, 2019 on Form 10-K and our Quarterly Report for the quarter ended September 30, 2020, for a discussion of factors to consider before deciding to purchase our securities.

The number of shares of Common Stock to be outstanding after this offering (63,527,995) is based on the actual number of shares outstanding as of November 9, 2020, which was 54,123,603 and does not include, as of that date:

●	487,155 treasury shares of our Common Stock;

●	3,900,000 shares being held in reserve by the Company for its future issuance of shares underlying the warrants and/or options that were outstanding prior to the date hereto;

●	4,326,021 shares issuable upon the exercise of the Investors Warrants and the Placement Agent Warrants in connection with the closing of this offering;

●	1,920,944 shares make good shares to be released to former shareholders of Zhejiang Kandi Smart Battery Swap Technology Co., Ltd and SC Autoparts upon the achievements of certain performance targets.

●	Shares available for future issuance under our 2008 Omnibus Long Term Incentive Plan.

Unless otherwise stated, outstanding share information throughout this prospectus supplement excludes the above.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before making any investment decision, you should carefully consider the risk factors set forth in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein, including under the caption “Risk Factors” in our most recent annual report on Form 10-K and our subsequent quarterly reports on Form 10-Q, which are incorporated by reference in this prospectus, as well as in any applicable prospectus supplement, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

These risks could materially affect our business, results of operation or financial condition and affect the value of our securities. Additional risks and uncertainties that are not yet identified may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment. You could lose all or part of your investment. For more information, see “Where You Can Find More Information.”

Risks Related to This Offering

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Subject to certain limited exceptions set forth in the offering documents, we have agreed to use the net proceeds from this offering solely for general corporate purposes. Our management will have significant flexibility in applying the net proceeds of this offering for general corporate purposes. You will be relying on the judgment of our management with regard to the use of these net proceeds, and subject to any agreed upon contractual restrictions under the terms of the subscription agreements, you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

You will experience immediate dilution in the book value per share of the common stock you purchase.

Because the price per share of our Common Stock being offered is higher than the book value per share of our Common Stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. Based on the offering price of $8.18 per Share, if you purchase the Shares offered in this offering, you will suffer immediate and substantial dilution per Share in the net tangible book value of the common stock.

There is no public market for the warrants to purchase common stock in this offering.

There is no established public trading market for the Warrants being sold in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Warrants on any securities exchange. Without an active market, the liquidity of the warrants will be limited.

Future sales or other dilution of our equity could depress the market price of our Common Stock.

Sales of our Common Stock, preferred stock, warrants, debt securities or any combination of the foregoing in the public market, or the perception that such sales could occur, could negatively impact the price of our Common Stock. We have a number of institutional and individual shareholders that own significant blocks of our Common Stock. If one or more of these shareholders were to sell large portions of their holdings in a relatively short time, for liquidity or other reasons, the prevailing market price of our Common Stock could be negatively affected.

We may need to seek additional capital. If this additional financing is obtained through the issuance of equity securities, debt convertible into equity or options or warrants to acquire equity securities, our existing shareholders could experience significant dilution upon the issuance, conversion or exercise of such securities.

Holders of the Warrants will have no rights as common stockholders until they acquire our Common Stock.

Until you acquire shares of our Common Stock upon exercise of any of the Warrants, you will have no rights with respect to our Common Stock. Upon exercise of any Warrants held, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

USE OF PROCEEDS

We estimate that the net proceeds we will receive from this offering will be $59,799,120.96, after deducting estimated offering expenses of approximately $200,900. We will not receive any proceeds from the sale of common stock issuable upon exercise of the Warrants that we are offering unless and until such Warrants are exercised.

If all of the Warrants (warrants to purchase 4,326,021 Shares, including the Placement Agent warrant to purchase 564,264 Shares) issued in connection with the closing are fully exercised for cash, we would receive additional aggregate proceeds of $35,386,851.78.

We intend to use the net proceeds from this offering for general corporate purposes and working capital, including for research and development, general and administrative expenses, and potential ordinary course acquisitions of technologies that complement our business. In the Securities Purchase Agreement we have entered into with the institutional investors in this offering, we have, subject to certain exceptions, specifically agreed not to use the proceeds of this offering to satisfy any existing debt (other than ordinary course trade payables), to redeem any of our outstanding securities, or to settle any litigation. We may separate certain procceds from this offering for the purpose of indemnification of the Placement Agent.

We have not specifically identified the precise amounts we will spend on each of these areas or the timing of these expenditures. The amounts actually expended for each purpose may vary significantly depending upon numerous factors, including assessments of potential market opportunities and competitive developments. In addition, expenditures may also depend on the establishment of new collaborative arrangements with other companies, the availability of other financing, and other factors. Subject to any agreed upon contractual restrictions under the terms of the purchase agreement, our management will have some discretion in the application of the net proceeds from this offering. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for purposes that may not result in our being profitable or increase our market value.

DESCRIPTION OF THE SECURITIES

In this offering, we are offering a 9,404,392 units, which consists of 9,404,392 Shares and Investors Warrants to purchase, in the aggregate, an additional 3,761,757 shares of our common stock.

The Shares and Investors Warrants will be sold together as a unit consisting of one Share and a Warrant (to purchase 0.40 shares of our common stock for each Share included in the unit).

We are offering the units at a purchase price of $6.38 per unit. Units will not be issued or certificated. The Shares and the Investors Warrants are immediately separable and will be issued separately.

This prospectus supplement also relates to the offering of the Placement Agent Warrants and of the 564,264 shares of our common stock issuable upon exercise, if any, of the Placement Agent Warrants.

Common Stock

A description of the Shares of Common Stock we are offering pursuant to this prospectus supplement is set forth under the heading “Description of Common Stock,” starting on page 11 of the accompanying prospectus. As of November 9, 2020, we had 54,123,603 shares of outstanding Common Stock.

Warrants

The material terms and provisions of the Warrants being offered pursuant to this prospectus supplement and the accompanying prospectus are summarized below. The summary is subject to, and qualified in its entirety by, the form of warrant which will be provided to each investor in this offering and will be filed as an exhibit to a Current Report on Form 8-K with the SEC in connection with this offering.

The Warrants are exercisable for an aggregate of 4,326,021 shares of Common Stock at an exercise price of $8.18 per share. The Warrants have a term of 30 months from the date of issuance and are exercisable by the holders after six months from the date of issuance.

The exercise price and the number of shares issuable upon exercise of the Warrants are subject to an adjustment upon the occurrence of certain events, including, but not limited to, stock splits or dividends, business combinations, sale of assets, similar recapitalization transactions, or other similar transactions. The exercise price the Warrants are also subject to an adjustment in the event that the Company issues or is deemed to issue shares of Common Stock for less than the applicable exercise price of such Warrants. Furtheremore, without the shareholders’ approval, the exercise price of the Investors Warrants shall not be adjusted to be lower than the initial exercise price, or $7.78 and the Company is prohibited from issuing any shares at a price lower than $7.78 except for the Excluded Securities, as such term is defined in the Investors Warrants, during the term of the Investors Warrants.

Holders of the Warrants may exercise their Warrants to purchase shares of our Common Stock by delivering an exercise notice, appropriately completed and duly signed. Payment of the exercise price for the number of shares for which the warrant is being exercised is required to be delivered within one trading day after exercise of a Warrant. In the event that the registration statement relating to such warrant shares is not effective, a holder of warrants will have the right to exercise its Warrants for a net number of warrant shares pursuant to the cashless exercise procedures specified in the Warrants. The Warrants may be exercised in whole or in part, and any portion of a warrant not exercised prior to the termination date shall be and become void and of no value. The absence of an effective registration statement or applicable exemption from registration does not alleviate our obligation to deliver Common Stock issuable upon exercise of a Warrant.

Upon the holder’s exercise of a Warrant, we will issue the shares of common stock issuable upon exercise of such Warrant within two trading days of our receipt of notice of exercise.

Underlying Shares

The shares of common stock issuable on exercise of the Warrants will be, when issued in accordance with the Warrants, duly and validly authorized, issued and fully paid and non-assessable. We will authorize and reserve at least that number of shares of common stock equal to the number of shares of common stock issuable upon exercise of all outstanding Warrants.

Fundamental Transaction

If, at any time the Warrants are outstanding, we consummate any fundamental transaction, as described in the Warrants and which generally includes, but is not limited to the following: (i) any consolidation or merger into another corporation, (ii) the consummation of a transaction whereby another entity acquires more than 50% of our outstanding voting stock, (iii) or the sale of all or substantially all of our assets, the successor entity must assume in writing all of our obligations to the holders of the Warrants. We shall not enter into or be party to a Fundamental Transaction unless (i)  the Successor Entity assumes in writing all of the obligations of the Company under the Warrants and the other transaction documents in connection with this offering and (ii) the successor entity (including its parent entity) is a publicly traded corporation whose common stock is quoted on or listed for trading on an eligbile market as defined in the Warrants.

Additionally, in the event of a Change of Control transaction, each Warrant holder will have the right to require us, or our successor, to repurchase its Warrants for an amount of cash equal to the Black-Scholes value of the remaining unexercised portion of the Warrant.

Limitations on Exercise

The exercisability of the Warrants may be limited in certain circumstances if, upon exercise, the holder or any of its affiliates would beneficially own more than 4.99% of our Common Stock.

No Stockholder Rights

The holder of a Warrant will not possess any rights as a stockholder under the Warrant until the holder exercises such Warrant.

Company Option Redemption Right

If at any time after the Warrant is issued, the Closing Bid Price of our common stock is equal or greater than $20.45 per share for a period of seven (7) consecutive trading days (the “Measuring Period”), if the Company satisfies certain Equity Conditions as such term is defined in the Warrant (the following capitalized term follow the same source of definition) and the aggregate dollar trading volume (as reported on Bloomberg) of our common stock on the Nasdaq Global Select Maket for each trading day during the Measuring Period exceeds $2 million per day, the Company can elect to redeem its outstanding warrants in the par value price by sending Redemption Notice to the holders of the Warrants.

No Market for Warrants

There is no established public trading market for the Warrants, and we do not expect a market to develop. We do not intend to apply to list the Warrants on any securities exchange. Without an active market, the liquidity of the Warrants will be limited. In addition, in the event our Common Stock price does not exceed the per share exercise price of the Warrants during the period when the Warrants are exercisable, the Warrants will not have any value.

PLAN OF DISTRIBUTION

Placement Agent Agreement

We have entered into a Placement Agent Agreement (the “Placement Agent Agreement”), dated as of July 30, 2020, with FT Global Capital, Inc. (“FT Global Capital”), pursuant to which FT Global Capital agreed to act as our exclusive placement agent in connection with this offering. The Placement Agent Agreement with FT Global Capital was attached as Exhibit 10.2 to a Form 8-K, filed November 10, 2020.

The placement agent is not purchasing or selling any units offered by this prospectus supplement, nor is it required to arrange the purchase or sale of any specific number or dollar amount of the units, but the placement agent has agreed to use its best efforts to arrange for the direct sale of all of the securities in this offering pursuant to this prospectus supplement and the accompanying prospectus. There is no requirement that any minimum number of securities or dollar amount of units be sold in this offering and there can be no assurance that we will sell all or any of the units being offered. Therefore, we will enter into a purchase agreement directly with each investor in connection with this offering and we may not sell the entire amount of units offered pursuant to this prospectus supplement. We have agreed to indemnify the placement agent and purchasers against liabilities under the Securities Act and to contribute to payments that the placement agent may be required to make in respect of such liabilities.

We entered into a Securities Purchase Agreement, dated as of November 10, 2020 with certain institutional investors purchasing the units being issued pursuant to this offering. The form of the Securities Purchase Agreement is included as an exhibit to our Current Report on Form 8-K filed with the SEC in connection with this offering. The closing of this offering will take place on or around November 12, 2020, and the following will occur:

●	we will receive funds in the amount of the aggregate purchase price;

●	the placement agent will receive the placement agent fees and the Placement Agent Warrants in accordance with the terms of the Placement Agent Agreement; and

●	we will deliver the units, consisting of the Shares and the Warrants.

We have also agreed to indemnify the investors against certain losses resulting from our breach of any of our representations, warranties, or covenants under agreements with the purchasers as well as under certain other circumstances described in the Securities Purchase Agreement.

In connection with this offering, the Placement Agent may distribute this prospectus supplement and the accompanying prospectus electronically.

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended, or the Securities Act, and any fees or commissions received by it and any profit realized on the resale of securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of common stock and warrants by the placement agent. Under these rules and regulations, the placement agent: (i) may not engage in any stabilization activity in connection with our securities; and (ii) may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Fees

In exchange for these placement agent services, we have agreed to pay the Placement Agent upon the closing of this offering (including any additional closings resulting from the investors exercising their right to purchase additional units pursuant to this prospectus supplement) a cash fee equal to 4.8% of the aggregate purchase price of the units sold under this prospectus supplement and accompanying prospectus. In addition, we agreed to pay additional compensation in the form of warrants (the Placement Agent Warrants) to purchase that number of shares which equals 6% of the aggregate number of Shares included in the units sold in this offering at an exercise price of the higher of the price per Share or the exercise price of Warrants. Under the Placement Agent Agreement, the placement agent is also entitled to additional tail compensation for any financings consummated within the twelve (12) month period following the termination of the Placement Agent Agreement to the extent that such financing is provided to us by investors that the Placement Agent had introduced to us. The Placement Agent Warrants issuable to the placement agent shall generally be on the same terms and conditions as the Warrants offered pursuant to this prospectus supplement, provided that the Placement Agent Warrants will not provide for certain anti-dilution protections included in the Warrants in accordance with FINRA Rule 5110. The Placement Agent Warrants and the shares of common stock underlying the Placement Agent Warrants are being registered pursuant to this prospectus supplement. In addition, we have agreed to reimburse the Placement Agent for all travel, due diligence, legal or related expenses, up to $15,000 in the aggregate.

Pursuant to FINRA Rule 5110(e), with limited exceptions, neither the Placement Agent Warrants nor any shares issued upon exercise of the Placement Agent Warrants shall be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of this offering.

We have agreed to indemnify the Placement Agent and purchasers against liabilities under the Securities Act and to contribute to payments that the Placement Agent may be required to make in respect of such liabilities.

The following table shows the per unit and total placement agent fees we will pay to the Placement Agent in connection with the sale of units offered pursuant to this prospectus supplement assuming the purchase of all of the units initially offered hereby:

Total
Aggregate Offering Price of units	$60,000,021.96
Placement agent fees*	$2,880,001.01

*	Does not include any Placement Agent Warrants

Because there is no minimum offering amount in this offering, the actual total placement agent fees are not presently determinable and may be substantially less than the maximum amount set forth above.

We estimate the total offering expenses of this offering that will be payable by us, excluding the placement agent fees, will be approximately $[ ], which include legal and printing costs, various other fees and reimbursement of the placement agents’ expenses. At the closing, our transfer agent will credit the Shares to the respective accounts of the purchasers. We will mail the Warrants directly to the purchasers at their respective addresses set forth in the Securities Purchase Agreement.

The foregoing does not purport to be a complete statement of the terms and conditions of the Placement Agent Agreement and the Securities Purchase Agreement. Copies of the each have previously been included, or will be included, as exhibits to our current reports on Form 8-K that have been or will be filed with the SEC and incorporated by reference into the Registration Statement of which this prospectus supplement forms a part.

LEGAL MATTERS

Selected legal matters with respect to the validity of the securities offered by this prospectus supplement will be passed upon for us by Pryor Cashman LLP, New York, NY. Certain legal matters will be passed upon for the Placement Agent by Schiff Hardin LLP, Washington, DC.

EXPERTS

The consolidated financial statements of Kandi Technologies Group, Inc. and its subsidiaries as of December 31, 2019 and 2018, and for each of the years in the two-year period ended December 31, 2019, have been incorporated by reference in this prospectus supplement and the accompanying prospectus in reliance on the report of Marcum Bernstein & Pinchuk LLP, the Company’s current independent registered public accounting firm, and BDO China Shu Lun Pan Certified Public Accountants LLP, the Company’s former independent registered public accounting firm, and upon the authority of said firms as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities we are offering under this prospectus supplement. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits to the registration statement.

For further information with respect to us and the securities we are offering under this prospectus supplement, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Statements contained in this prospectus supplement as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at http:/www.sec.gov. You may also read and copy any document we file at the SEC's public reference room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because our Common Stock is listed on the NASDAQ Global Select Market, you may also inspect reports, proxy statements and other information at the offices of the NASDAQ Global Select Market Information found on our website is not part of this prospectus supplement or any other report we file with or furnish to the Securities and Exchange Commission.

IMPORTANT INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them into this prospectus supplement. This means that we can disclose important information about us and our financial condition to you by referring you to another document filed separately with the SEC instead of having to repeat the information in this prospectus supplement. The information incorporated by reference is considered to be part of this prospectus supplement and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering is completed:

●	our Annual Report on Form 10-K for the year ended December 31, 2019 filed on April 28, 2020;

●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020 filed on June 5, 2020, August 10, 2020 and November 9, 2020, respectively;

●	our Current Reports on Form 8-K filed on March 9, 2020, March 16, 2020, May 11, 2020 and May 21, 2020, respectively; and

●	the description of our Common Stock contained in the registration statement on Form 8-A12B, dated March 17, 2008, File No. 001-33997, and any other amendment or report filed for the purpose of updating such description.

Additionally, all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination or completion of this offering, shall be deemed to be incorporated by reference in this prospectus supplement and to be part hereof from the date of filing of such reports and other documents. Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus supplement.

You may request a copy of the filings incorporated herein by reference, including exhibits to such documents that are specifically incorporated by reference, at no cost, by writing or calling us at the following address or telephone number:

Kandi Technologies Group, Inc.
Jinhua City Industrial Zone
Jinhua, Zhejiang Province
People’s Republic of China
Post Code 321016
Attn: Jehn Ming Lim, Chief Financial Officer
+86-579-82239856

Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance you are referred to the copy of the contract or other document filed as an exhibit to the registration statement or incorporated herein, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

PROSPECTUS

Kandi Technologies Group, Inc.

$300,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants
Rights

Units

We may offer from time to time shares of our common stock, preferred stock, senior debt securities (which may be convertible into or exchangeable for common stock), subordinated debt securities (which may be convertible into or exchangeable for common stock), warrants, rights and units that include any of these securities. The aggregate initial offering price of the securities sold under this prospectus will not exceed $300,000,000. We will offer the securities in amounts, at prices and on terms to be determined at the time of the offering.

Each time we sell securities hereunder, we will attach a supplement to this prospectus that contains specific information about the terms of the offering, including the price at which we are offering the securities to the public. The prospectus supplement may also add, update or change information contained or incorporated in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. You should read this prospectus, the information incorporated by reference in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus carefully before you invest in our securities.

The securities hereunder may be offered directly by us, through agents designated from time to time by us or to or through underwriters or dealers. If any agents, dealers or underwriters are involved in the sale of any securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the section entitled “About This Prospectus” for more information.

Our common stock is listed on the NASDAQ Global Select Market under the symbol KNDI.

Investing in securities involves certain risks. See “Risk Factors” beginning on page 7 of this prospectus and in the applicable prospectus supplement, as updated in our future filings made with the Securities and Exchange Commission that are incorporated by reference into this prospectus. You should carefully read and consider these risk factors before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is        , 2020.

The distribution of this prospectus may be restricted by law in certain jurisdictions. You should inform yourself about and observe any of these restrictions. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you.

We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, that contained in this prospectus, including in any of the materials that we have incorporated by reference into this prospectus, any accompanying prospectus supplement, and any free writing prospectus prepared or authorized by us. Therefore, if anyone does give you information of this sort, you should not rely on it as authorized by us. You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement.

You should not assume that the information contained in this prospectus and any accompanying supplement to this prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying supplement to this prospectus is delivered or securities are sold on a later date. Neither the delivery of this prospectus, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date hereof or that the information incorporated by reference herein is correct as of any time subsequent to the date of such information.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings. The aggregate initial offering price of all securities sold under this prospectus will not exceed $300,000,000.

This prospectus provides certain general information about the securities that we may offer hereunder. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering and the offered securities. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. In each prospectus supplement, we will include the following information:

●	the number and type of securities that we propose to sell;

●	the public offering price;

●	the names of any underwriters, agents or dealers through or to which the securities will be sold;

●	any compensation of those underwriters, agents or dealers;

●	any additional risk factors applicable to the securities or our business and operations; and

●	any other material information about the offering and sale of the securities.

In addition, the prospectus supplement or free writing prospectus may also add, update or change the information contained in this prospectus or in documents incorporated by reference in this prospectus. The prospectus supplement or free writing prospectus will supersede this prospectus to the extent it contains information that is different from, or that conflicts with, the information contained in this prospectus or incorporated by reference in this prospectus. You should read and consider all information contained in this prospectus, any accompanying prospectus supplement and any free writing prospectus that we have authorized for use in connection with a specific offering, in making your investment decision. You should also read and consider the information contained in the documents identified under the heading “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” in this prospectus.

Unless the context otherwise requires, the terms “the Company,” “we,” “us,” and “our” in this prospectus each refer to Kandi Technologies Group, Inc., our subsidiaries and our consolidated entities. “China” and “the PRC” refer to the People’s Republic of China.

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FORWARD-LOOKING STATEMENTS

Some of the statements contained or incorporated by reference in this prospectus may be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act and may involve material risks, assumptions and uncertainties. Forward-looking statements typically are identified by the use of terms such as “may,” “will,” “should,” “believe,” “might,” “expect,” “anticipate,” “intend,” “plan,” “estimate” and similar words, although some forward-looking statements are expressed differently.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, these statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict and which may cause actual outcomes and results to differ materially from what is expressed or forecasted in such forward-looking statements. These forward-looking statements speak only as of the date on which they are made and except as required by law, we undertake no obligation to publicly release the results of any revision or update of these forward-looking statements, whether as a result of new information, future events or otherwise. If we do update or correct one or more forward-looking statements, you should not conclude that we will make additional updates or corrections with respect thereto or with respect to other forward-looking statements. A detailed discussion of risks and uncertainties that could cause actual results and events to differ materially from our forward-looking statements is included in our periodic reports filed with the SEC and in the “Risk Factors” section of this prospectus.

iii

THE COMPANY

Kandi Technologies Group, Inc. (“Kandi Technologies”) was incorporated under the laws of the State of Delaware on March 31, 2004. As used herein, the terms “Company” or “Kandi” refer to Kandi Technologies and its operating subsidiaries, as described below.

Headquartered in Jinhua City, Zhejiang Province, People’s Republic of China (“China” or “PRC”), the Company is one of China’s leading producers and manufacturers of electric vehicle (“EV”) products (through Kandi Electric Vehicles Group Co., Ltd. (the “Affiliate Company”), formerly defined as the JV Company), EV parts, and off-road vehicles for sale in the Chinese and the global markets. The Company conducts its primary business operations through its wholly-owned subsidiaries, Zhejiang Kandi Vehicles Co., Ltd. (“Kandi Vehicles”), Kandi Vehicles’ wholly and partially-owned subsidiaries, and SC Autosports LLC (“SC Autosports”, d/b/a Kandi America).

Our Organizational Structure

The Company’s organizational chart as of the date of this registration statement is as follows:

Industry Overview

Over the years, governments and the automobile manufacturing industry have reached a consensus on the importance of diversifying the automobile industry and utilizing various energy resources. China is one of the world’s largest automobile markets. China has relatively scarce fuel reserves but rich natural resources of electric power. As a result, the Chinese government has been implementing industrial policies of supporting new energy vehicles. The diversified market with the coexistence of traditional fuel vehicles, plug-in hybrid vehicles and pure electric vehicles has been initially formed. We believe China is the most prospective market for pure electric vehicles. According to a government forecast, China’s new energy vehicle sales are projected to grow to 2.1 million units in 2020, and its penetration is expected to reach 7% by 2020. We also believe that in the global automobile industry, there is great development space for the Chinese electric vehicle and core parts industry in the future.

In December 2019, an outbreak of coronavirus disease 2019 (“COVID-19”), caused by severe acute respiratory syndrome coronavirus, was first found in Wuhan, China. The World Health Organization (“WHO”) declared the outbreak to be a Public Health Emergency of International Concern on January 30, 2020 and recognized it as a pandemic on March 11, 2020. COVID-19 has had a significant impact on the global economy and many industries, including the automobile and parts industry. However, as the outbreak in China has been gradually managed under control, the automobile and parts industry has also begun to resume productions. Stimulated by the various preferential policies of the Chinese government to promote economic development, we believe the automobile and its parts industry will return onto the track for the next development.

As one of the pioneers in China’s electric vehicle industry, Kandi has spent years in the innovation of the new energy vehicle technology research and development, production layout and market promotion mode, Kandi has successfully taken its position in China’s electric vehicle industry, especially in the areas of the production and manufacturing of electric vehicles and core parts.

Competitive Landscape

In general, our EV business faces competition from two groups of competitors: traditional vehicle manufacturers and new market entrants.

In terms of competition with conventional fuel vehicle manufacturers, many of the conventional fuel vehicle manufacturers are much larger in terms of size, manufacturing capabilities, customer bases, financial, marketing and human resources than the electric vehicle manufacturers. However, the conventional fuel automobiles face many challenges, including but not limited to environmental pollution and energy scarcity, which in turn provide great opportunities for the rapid development of the EV industry in China.

On March 31, 2020, in order to promote automobile consumption, the executive meeting of the State Council decided to extend two preferential policies of new energy vehicle purchase subsidy and vehicle purchase tax exemption for another two years, which were originally due at the end 2020. The Chinese government has released various national policies to promote the high-quality development of the electric vehicle industry with goals to facilitate the transformation and upgrading of the automobile industry, to improve the comprehensive competitiveness of the electric vehicle industry, to support the electric vehicle and its core parts industry, to accelerate the resumption of production, and to promote the automobile consumption to cope with the impact of COVID-19 on the national economy.

Our Opportunities and Growth Strategy

Local governments in China are pushing for new electric vehicle adoption with strong policy support, due to worsening air pollution and concerns about petroleum resource dependence. As one of the beneficiaries of the new energy vehicle industry take-off, Kandi has become one of the front runners in China’s electric vehicle industry, given its technology innovation with integrated solutions and operation experience.

Our business strategy includes efforts to provide customers with high-quality products, to expand our footprint in new and existing markets, and to advance our profile and the market demand through the further innovations in the Car- Share Program and the Affiliate Company’s direct sales channel. We also provide EV products to end users through our distributors. We anticipate that our pure EV product business in China, through the operations of the Affiliate Company and with the support of new Chinese government policies (including the Double Credit System Policy), will continue to develop and grow in the future. China promulgated the Double Credit System Policy in 2017, which assesses carmakers in terms of both fuel consumption and new energy vehicle production. We can amass credits by producing gasoline vehicles with less emissions than the country’s standards or by producing electric cars, plug-in hybrids and fuel cell vehicles.

Today, cities in China face four critical challenges in the traffic environment, including pollution, traffic congestion, insufficient parking availability, and growing scarcity of energy supplies, which are mainly the result of ever-growing volume of gas-powered private cars. The best solution to these problems is to increase more affordable public transportation for urban residents. Subway and bus used to be the most popular public transportation options in China. They form the main artery of urban public transportation, but such system is lack of capillary. In this regard, we introduced the Car-Share Program by using pure electric vehicles. Urban public transportation system can be improved with the Online Ride Sharing Service (“ORSS”) program.

In order to further improve the Car-Share Program, we united other operators in more than 10 cities to form of a five-year 300,000 units online ride-sharing service alliance at the beginning of 2019. As one of the most active practitioners of sharing economy model in China nowadays, this innovative business model provides an excellent solution to EV sharing. The character of this program is that all the cars casted to the online platform by the alliance use the changing-battery-model. The changing battery model solves the problems including high price of EVs, short recharging mileage, long recharging time, shortage of charging facilities, battery attenuation and potential pollution problem and so on. Furthermore, this model allows the battery to be slowly recharged at a constant temperature, which prolongs the usage life of the battery and truly realize green energy efficiency. We have reason to believe that this upgrade to ORSS program from Micro Public Transportation, or MPT advocated and practiced by Kandi will become the benchmark of urban car-share and play a significant role in the development of China’s urban travel ecosphere.

SC Autosports, LLC (“SC Autosports”, d/b/a Kandi America) is a Dallas-based sales company with nationwide sales channels in the U.S that is primarily engaged in the wholesale of off-road vehicle products, with a small percentage of its business derived from off-road vehicle parts wholesale and retail. It has a seasoned management team and a distribution force averaging over ten years of sales experience. To gain access to and promote electric vehicle products to the U.S. market, on July 1, 2018, we acquired 100% ownership of SC Autosports. Through more than one year’s preparation, SC Autosports is to begin to sell Kandi’s electric vehicles in the U.S. market this year.

On March 21, 2019, Zhejiang Kandi Vehicles Co., Ltd. (“Kandi Vehicles”) signed an Equity Transfer Agreement with Geely Technologies Group Co., Ltd. (“Geely”) to transfer certain equity interests in the Kandi Electric Vehicles Group Co., Ltd. (the “Affiliate Company”, formerly defined as the “JV Company”) to Geely. As a result of the completion of the equity transfer on September 29, 2019, Kandi Vehicles now owns 22% and Geely and its affiliates own 78% of the equity interests of the Affiliate Company. In October 2019, the Affiliate Company changed name to Fengsheng Automotive Technology Group Co., Ltd. Approved by the National Development and Reform Commission and the Ministry of Industry and Information Technology, the Affiliate Company is a new energy vehicle design, development and production vehicle manufacturer.

Benefiting from the technical support of Geely, the Affiliate Company now has the ability to manage the whole life cycle of the new energy vehicle sale process, including new energy vehicle market business analysis, new energy vehicle product development, sample vehicle delivery verification, production and after-sales maintenance. At the same time, the Affiliate Company will have competitive advantages in the development of intelligent internet connection and autonomous vehicles.

The Affiliate Company has transitioned from a traditional vehicle company to an intelligent vehicle company. It operated an independently developed vehicle remote upgrade platform, a vehicle networking and vehicle terminal, and a vehicle monitoring platform, which allow it to manage the vehicle operation data, improve, optimize and expand the platform functions (including vehicle monitoring, autonomous, remote control, and vehicle physical examination); improve vehicle operation, management efficiency and enhance the user experience by connecting the user with the vehicle and pile.

On April 10, 2020, the Affiliate Company held an online brand conference to launch its “Maple Leaf Brand” products. Maple Leaf Brand is a new energy brand established as a result of the integration of Huapu’s manufacture license and Kandi’s assets. The products of this brand mainly compete with the new forces of domestic cars. With the Maple 30X motor’s maximum output of 70kw, the driving range on a full charge is up to 306 km or 190 miles. The model comes with express charging and standard charging options. Express charging enables the vehicle to be charged to 80% in about 30 minutes. A home plug-in charging feature is also available. The national pre-sale price after subsidy starts at RMB 68,800 (approximately USD $9,778) and goes up to RMB79,800 (approximately$11,342) for the premium package. Maple 30X is the first Maple model released this year. There are two more models planning to be launched later this year: a pure SUV targeting “millennial” families and an MPV model.

Our Products

General

For the years ended December 31, 2019 and 2018, our products consist of EV parts, EV products, and off-road vehicles including ATVs, utility vehicles (“UTVs”), go-karts, and other vehicles. Based on our market research on consumer demand trends, we have adjusted our production line strategically and continue to develop and manufacture new products in an effort to meet market demand and better serve our customers.

The following table shows the breakdown of our net revenues:

	Year Ended December 31,
	2019	2018
	Sales Revenue	Sales Revenue
Primary geographical markets
Overseas	$24,623,424	$12,741,570
China	111,117,912	99,697,258
Total	$135,741,336	$112,438,828

Major products
EV parts	$110,675,908	$99,099,312
EV products	108,640	-
Off-road vehicles	22,743,142	13,339,516
Electric Scooters and Electric Self-Balancing Scooters	2,213,646	-
Total	$135,741,336	$112,438,828

Timing of revenue recognition
Products transferred at a point in time	$135,741,336	$112,438,828

Sales and Distribution

In 2019, the Company had primary products: electric vehicle parts and off-road vehicles. In 2019, Kandi Vehicles launched new intelligent transportation products, including Electric Scooters and Electric Self-Balancing Scooters.

Customers

For the year ended December 31, 2019, our major customers, in the aggregate, accounted for 78% of our sales. We are working on developing new business partners and clients for our products to reduce our dependence on existing customers and is focusing our new business development efforts on our EV business.

For the year ended December 31, 2019, the Company’s major customers, each of whom accounted for more than 10% of our consolidated revenue, were as follows:

	Sales		Trade Receivable
	Year Ended	Year Ended
	December 31,	December 31,	December 31,	December 31,
Major Customers	2019	2018	2019	2018
Customer A	51%	33%	55%	22%
Customer B	15%	4%	5%	2%
Fengsheng Vehicles Technologies Group Co., Ltd. and its subsidiaries (related parties)	12%	43%	32%	66%

Sources of Supply

All raw materials are purchased from suppliers. We have developed close relationships with several key suppliers particularly in the procurement of certain key parts. While we obtain components from multiple third-party sources in some cases, we do not have, and do not anticipate having, any difficulty in obtaining required materials from our suppliers. We believe that we have adequate supplies or sources of availability of the raw materials necessary to meet our manufacturing and supply requirements.

For the year ended December 31, 2019, the Company’s material suppliers, each of whom accounted for more than 10% of our total purchases, were as follows:

	Purchases		Accounts Payable
	Year Ended	Year Ended
	December 31	December 31	December 31,	December 31,
Major Suppliers	2019	2018	2019	2018
Zhejiang Kandi Supply Chain Management Co., Ltd.	73%	-	8%	-
Supplier C	11%	7%	-	-

Intellectual Property and Licenses

Our success partially depends on our ability to protect our core technology and intellectual property. We rely on a combination of patents, patent applications, trademarks, copyrights and trade secret protection laws in China and other jurisdictions, as well as confidentiality procedures and contractual provisions to protect our intellectual property and our brand. For 2019, Kandi Vehicles applied with the Chinese patent authority for total 8 patents, including 4 utility model patents and 4 appearance design patents. During 2019, Kandi Vehicles received total of 17 issued patents, 11 utility model patents and 6 appearance design patents. As of December 31, 2019, Kandi Vehicles had total of 84 valid patents, including 1 invention patent, 42 utility model patents and 39 appearance design patents, as well as 2 software copyrights. For 2019, Jinhua Ankao applied with the Chinese patent authority for total of 13 utility model patents and received total 4 issued utility model patents. As of December 31, 2019, Jinhua Ankao had total of 32 valid patents, including 30 utility model patents and 2 appearance design patents. For 2019, Kandi New Energy applied and received total of 1 utility model patent. As of December 31, 2019, Kandi New Energy had total of 5 valid patents, including 1 utility model patents and 4 appearance design patents. Under Chinese patent law, an invention patent is valid for a term of 20 years and a utility or design patent is valid for a term of 10 years. In addition, we are authorized to use the trademark “Kandi” and we are the owner of the trademark “JASSCOL”. The Affiliate Company is authorized to use the trademark “Global Hawk”. We intend to continue to file additional patent applications with respect to our technology.

Kandi Vehicles was certified in intellectual property management systems in 2017 and is recognized as a national High and New Technology Enterprise by Zhejiang Provincial Science and Technology Bureau, Zhejiang Provincial Department of Finance, Zhejiang Provincial National Tax Bureau and Zhejiang Provincial Local Tax Bureau on November 13, 2017. Jinhua Ankao was certified in intellectual property management systems in 2018 and is recognized as a national High and New Technology Enterprise by Zhejiang Provincial Science and Technology Bureau, Zhejiang Provincial Department of Finance, Zhejiang Provincial National Tax Bureau and Zhejiang Provincial Local Tax Bureau on November 30, 2018. The certification is valid for three years. The status of being a national High and New Technology Enterprise qualifies Kandi Vehicles for a preferred 15% income tax rate, as opposed to a standard corporate income tax rate at 25%.

In 2019, Jinhua Ankao was named as a “Key Enterprise” of Jinhua Economic Development Zone.

Recent Development Activities

On July 13, 2020, we announced that the Affiliate Company launched sales of its first pure electric SUV, the Maple 30x. The Maple 30x comes in five styles and five different colors. In addition to the four styles offered in pre-sales earlier this year, the Affiliate Company also launched its “mobility version” customized for the urban mobility market.

On July 22, 2020, we announced that the Maple 60V all-electric MPV (Multi-purpose Vehicle) produced by the Affiliate Company was approved for purchase subsidies by China’s Ministry of Industry and Information Technology (“MIIT”). Subsidy approval is a key milestone as the Affiliate Company brings the 60V to market in the near future.

On July 30, 2020, we announced the formal launch of the most affordable pure electric automobiles in the U.S. market, the Kandi K27 and K23 models. The cars will be sold by Kandi America, the trade name of Kandi’s wholly owned subsidiary SC Autosports, LLC. Sales will initially focus on the Dallas-Fort Worth metroplex.

On August 3, 2020, we announced the achievement of a key milestone in our commercialization plan for our proprietary battery swap technology. On August 2, 2020, we delivered our fully automatic intelligent battery exchange system to the rideshare operator in Haikou City, Hainan Province. The system was developed and is produced by Kandi’s wholly-owned subsidiary, Kandi Smart Battery Swap. Installation is expected to be completed shortly, after which the rideshare operator will use the K23 model’s battery swap service for its online car-hailing business in Hainan.

Our Corporate Information

We are headquartered in Zhejiang Province in China. Our principal executive offices are located at Jinhua City Industrial Zone, Jinhua, Zhejiang Province, People’s Republic of China, Post Code 321016, and our telephone number at this location is +86-579-82239856. Our website address is http://www.kandivehicle.com. Information contained on our website is not incorporated by reference into this prospectus and you should not consider information on our website to be part of this prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before making any investment decision, you should carefully consider the risk factors set forth below, the information under the caption “Risk Factors” in any applicable prospectus supplement, any related free writing prospectus that we may authorize to be provided to you and the information under the caption “Risk Factors” in our annual report on Form 10-K and quarterly report on Form 10-Q that are incorporated by reference in this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

These risks could materially affect our business, results of operation or financial condition and affect the value of our securities. Additional risks and uncertainties that are not yet identified may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment. You could lose all or part of your investment. For more information, see “Where You Can Find More Information.”

Risks Related to Our Securities and the Offering

Future sales or other dilution of our equity could depress the market price of our common stock.

Sales of our common stock, preferred stock, warrants, rights or convertible debt securities, or any combination of the foregoing, in the public market, or the perception that such sales could occur, could negatively impact the price of our common stock.

In addition, the issuance of additional shares of our common stock, securities convertible into or exercisable for our common stock, other equity-linked securities, including preferred stock, warrants or rights or any combination of these securities pursuant to this prospectus will dilute the ownership interest of our common shareholders and could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities.

We may need to seek additional capital. If this additional financing is obtained through the issuance of equity securities, debt securities convertible into equity or options, warrants or rights to acquire equity securities, our existing shareholders could experience significant dilution upon the issuance, conversion or exercise of such securities.

Our management will have broad discretion over the use of the proceeds we receive from the sale our securities pursuant to this prospectus and might not apply the proceeds in ways that increase the value of your investment.

Our management will have broad discretion to use the net proceeds from any offerings under this prospectus, and you will be relying on the judgment of our management regarding the application of these proceeds. Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, the net proceeds received by us from our sale of the securities described in this prospectus will be added to our general funds and will be used for general corporate purposes. Our management might not apply the net proceeds from offerings of our securities in ways that increase the value of your investment and might not be able to yield a significant return, if any, on any investment of such net proceeds. You may not have the opportunity to influence our decisions on how to use such proceeds.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated. The information set forth in the table should be read in conjunction with the financial information incorporated by reference into this prospectus.

	Six Months
	Ended June 30,	Years Ended December 31,
	2020	2019	2018	2017	2016	2015

RATIO OF EARNINGS TO FIXED CHARGES	6.1	5.7	11.7	*	1.8	5.0

*	For the year ended December 31, 2017,we incurred losses from operations, and as a result, our earnings were insufficient to cover our fixed charges by $4.5 million.

USE OF PROCEEDS

Except as may be stated in the applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you, we intend to use the net proceeds we receive from the sale of the securities offered by this prospectus for general corporate purposes, which may include, among other things, repayment of debt, repurchases of common stock, capital expenditures, the financing of possible acquisitions or business expansions, increasing our working capital and the financing of ongoing operating expenses and overhead.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of our capital stock and certain provisions of our certificate of incorporation and bylaws. This summary does not purport to be complete and is qualified in its entirety by the provisions of our certificate of incorporation, as amended, our bylaws and applicable provisions of the Delaware General Corporation Law or the DGCL.

See “Where You Can Find More Information” elsewhere in this prospectus for information on where you can obtain copies of our certificate of incorporation and our bylaws, which have been filed with and are publicly available from the SEC. Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001, and 10,000,000 shares of preferred stock, par value $0.001.

DESCRIPTION OF COMMON STOCK

As of October 16, 2020, there were 56,531,702 shares of our common stock issued and 54,610,758 shares of our common stock outstanding, held by approximately 37 stockholders of record.

Our common stock is currently traded on the NASDAQ Global Select Market under the symbol “KNDI.”

The holders of our common stock are entitled to one vote per share on all matters submitted to a vote of our stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. The holders of outstanding shares of common stock are entitled to receive ratably any dividends declared by our board of directors out of assets legally available. Upon our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding shares of preferred stock. Holders of common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock. Equiniti Trust Company (f/k/a Corporate Stock Transfer), 3200 Cherry Creek Drive South, Suite 4301, Denver, Colorado 80209, is the registrar and transfer agent of our common stock.

All issued and outstanding shares of common stock are fully paid and nonassessable. Shares of our common stock that may be offered, from time to time, under this prospectus will be fully paid and nonassessable.

Delaware Anti-Takeover Provisions

We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a publicly-held Delaware corporation from engaging in a “business combination,” except under certain circumstances, with an “interested stockholder” for a period of three years following the date such person became an “interested stockholder” unless:

●	before such person became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction that resulted in the interested stockholder becoming an interested stockholder;

●	upon the consummation of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares held by directors who also are officers of the corporation and shares held by employee stock plans; or

●	at or following the time such person became an interested stockholder, the business combination is approved by the board of directors of the corporation authorized at a meeting of stockholders by the affirmative vote of the holders of two-thirds (2/3) of the outstanding voting stock of the corporation which is not owned by the interested stockholder.

The term “interested stockholder” generally is defined as a person who, together with affiliates and associates, owns, or, within the three years prior to the determination of interested stockholder status, owned, 15% or more of a corporation’s outstanding voting stock. The term “business combination” includes mergers, asset or stock sales and other similar transactions resulting in a financial benefit to an interested stockholder. Section 203 makes it more difficult for an “interested stockholder” to effect various business combinations with a corporation for a three-year period. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders. Presently, we have not opted out of this provision.

DESCRIPTION OF PREFERRED STOCK

As of October 16, 2020, no shares of preferred stock had been issued or were outstanding.

Our board of directors has the authority to issue up to 10,000,000 shares of preferred stock in one or more series and to determine the rights and preferences of the shares of any such series without stockholder approval. Our board of directors may issue preferred stock in one or more series and has the authority to fix the designation and powers, rights and preferences and the qualifications, limitations or restrictions with respect to each class or series of such class without further vote or action by the stockholders, unless action is required by applicable law or the rules of any stock exchange on which our securities may be listed. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. Further, our board of director may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock.

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of that series of preferred stock. This description will include, but not be limited to, the following:

●	the title and stated value;

●	the number of shares we are offering;

●	the liquidation preference per share;

●	the purchase price;

●	the dividend rate, period and payment date and method of calculation for dividends;

●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	the provisions for a sinking fund, if any;

●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

●	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

●	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

●	voting rights, if any, of the preferred stock;

●	preemptive rights, if any;

●	restrictions on transfer, sale or other assignment, if any;

●	a discussion of any material United States federal income tax considerations applicable to the preferred stock;

●	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

●	any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. When we offer to sell debt securities, we will describe the specific terms of any debt securities offered from time to time in a supplement to this prospectus, which may supplement or change the terms outlined below. Senior debt securities will be issued under one or more senior indentures, dated as of a date prior to such issuance, between us and a trustee to be named in a prospectus supplement, as amended or supplemented from time to time. Any subordinated debt securities will be issued under one or more subordinated indentures, dated as of a date prior to such issuance, between us and a trustee to be named in a prospectus supplement, as amended or supplemented from time to time. The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended.

Before we issue any debt securities, the form of indentures will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to a current report on Form 8-K. For the complete terms of the debt securities, you should refer to the applicable prospectus supplement and the form of indentures for those particular debt securities. We encourage you to read the applicable prospectus supplement and the form of indenture for those particular debt securities before you purchase any of our debt securities.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

●	the title;

●	whether or not such debt securities are guaranteed;

●	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

●	any limit on the amount that may be issued;

●	whether or not we will issue the series of debt securities in global form, the terms and who the depositary will be;

●	the maturity date;

●	the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	the terms of the subordination of any series of subordinated debt;

●	the place where payments will be payable;

●	restrictions on transfer, sale or other assignment, if any;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

●	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	any restrictions our ability and/or the ability of our subsidiaries to:

●	incur additional indebtedness;

●	issue additional securities;

●	create liens;

●	pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;

●	redeem capital stock;

●	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

●	make investments or other restricted payments;

●	sell or otherwise dispose of assets;

●	enter into sale-leaseback transactions;

●	engage in transactions with stockholders and affiliates;

●	issue or sell stock of our subsidiaries; or

●	effect a consolidation or merger;

●	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

●	a discussion of any material United States federal income tax considerations applicable to the debt securities;

●	information describing any book-entry features;

●	provisions for a sinking fund purchase or other analogous fund, if any;

●	the denominations in which we will issue the series of debt securities;

●	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

●	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreements and warrants may be modified;

●	a discussion of any material or special United States federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

●	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

●	in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

If any warrants represented by the warrant certificate are not exercised, we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our common stock or preferred stock, in one or more series. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any rights offering to our stockholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed after such rights offering. In connection with a rights offering to our stockholders, we will distribute certificates evidencing the rights and a prospectus supplement to our stockholders on the record date that we set for receiving rights in such rights offering. The applicable prospectus supplement or free writing prospectus will describe the following terms of rights in respect of which this prospectus is being delivered:

●	the title of such rights;

●	the securities for which such rights are exercisable;

●	the exercise price for such rights;

●	the date of determining the security holders entitled to the rights distribution;

●	the number of such rights issued to each security holder;

●	the extent to which such rights are transferable;

●	if applicable, a discussion of the material United States federal income tax considerations applicable to the issuance or exercise of such rights;

●	the date on which the right to exercise such rights shall commence, and the date on which such rights shall expire (subject to any extension);

●	the conditions to completion of the rights offering;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the rights;

●	the extent to which such rights include an over-subscription privilege with respect to unsubscribed securities;

●	if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the rights offering; and

●	any other terms of such rights, including terms, procedures and limitations relating to the exchange and exercise of such rights.

Each right will entitle the holder thereof the right to purchase for cash such amount of shares of common stock or preferred stock, or any combination thereof, at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the rights offered thereby. Rights may be exercised at any time up to the close of business on the expiration date for such rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void. Rights may be exercised as set forth in the prospectus supplement relating to the rights offered thereby. Upon receipt of payment and the proper completion and due execution of the rights certificate at the office of the rights agent, if any, or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the shares of common stock and/or preferred stock purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue, in one more series, units consisting of common stock, preferred stock, debt securities and/or warrants or rights for the purchase of common stock, preferred stock and/or debt securities in any combination. The applicable prospectus supplement will describe:

●	the securities comprising the units, including whether and under what circumstances the securities comprising the units may be separately traded;

●	the terms and conditions applicable to the units, including a description of the terms of any applicable unit agreement governing the units; and

●	a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

The securities covered by this prospectus may be offered and sold from time to time pursuant to one or more of the following methods:

●	through agents;

●	to or through underwriters;

●	to or through broker-dealers (acting as agent or principal);

●	in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange, or otherwise;

●	directly to purchasers, through a specific bidding or auction process or otherwise; or

●	through a combination of any such methods of sale.

Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us, from the purchasers of the securities or from both us and the purchasers. Any underwriters, dealers, agents or other investors participating in the distribution of the securities may be deemed to be “underwriters,” as that term is defined in the Securities Act, and compensation and profits received by them on sale of the securities may be deemed to be underwriting commissions, as that term is defined in the rules promulgated under the Securities Act.

Each time securities are offered by this prospectus, the prospectus supplement, if required, will set forth:

●	the name of any underwriter, dealer or agent involved in the offer and sale of the securities;

●	the terms of the offering;

●	any discounts concessions or commissions and other items constituting compensation received by the underwriters, broker-dealers or agents;

●	any over-allotment option under which any underwriters may purchase additional securities from us; and

●	any initial public offering price.

The securities may be sold at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The distribution of securities may be effected from time to time in one or more transactions, by means of one or more of the following transactions, which may include cross or block trades:

●	transactions on the NASDAQ Global Select Market or any other organized market where the securities may be traded;

●	in the over-the-counter market;

●	in negotiated transactions;

●	under delayed delivery contracts or other contractual commitments; or

●	a combination of such methods of sale.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions. Our securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. This prospectus and the prospectus supplement will be used by the underwriters to resell the shares of our securities.

If 5% or more of the net proceeds of any offering of our securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121.

To comply with the securities laws of certain states, if applicable, the securities offered by this prospectus will be offered and sold in those states only through registered or licensed brokers or dealers.

Agents, underwriters and dealers may be entitled to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. The prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their respective affiliates, may be customers of, engage in transactions with or perform services for us in the ordinary course of business. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship.

Certain persons participating in the offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities. For a description of these activities, see the information under the heading “Underwriting” in the applicable prospectus supplement.

LEGAL MATTERS

The validity of the securities offered in this prospectus will be passed upon for us by Pryor Cashman LLP.

EXPERTS

The consolidated financial statements as of December 31, 2019 of Kandi Technology Group, Inc. and for the year ended December 31, 2019 and the internal control over financial reporting as of December 31, 2019, have been incorporated by reference in the registration statement in reliance on the report of Marcum Bernstein & Pinchuk LLP, an independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements as of December 31, 2018 of Kandi Technology Group, Inc. for the year ended December 31, 2018 have been incorporated by reference in the registration statement in reliance on the report of BDO China Shu Lun Pan Certified Public Accountants LLP, an independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements as of December 31, 2018 of Kandi Electric Vehicles Group Co., Ltd., and for the year ended December 31, 2018 have been incorporated by reference in the registration statement in reliance on the report of BDO China Shu Lun Pan Certified Public Accountants LLP, an independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them into this prospectus. This means that we can disclose important information about us and our financial condition to you by referring you to another document filed separately with the SEC instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus and later information that we file with the SEC will automatically update and supersede this information. This prospectus incorporates by reference any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, between the date of the initial registration statement and prior to effectiveness of the registration statement and the documents listed below that we have previously filed with the SEC:

●	our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on April 28, 2020;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 filed with the SEC on June 5, 2020;

●	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 filed with the SEC on August 10, 2020;

●	our Current Reports on Form 8-K, filed with the SEC on March 9, 2020, March 16, 2020, May 11, 2020, and May 21, 2020; and

●	the description of our common stock contained in the registration statement on Form 8-A, dated March 17, 2008, File No. 001-33997, and any other amendment or report filed for the purpose of updating such description.

We also incorporate by reference all documents that we file with the SEC on or after the effective time of this prospectus pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the sale of all the securities registered hereunder or the termination of the registration statement. Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in the applicable prospectus supplement or in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of the filings incorporated herein by reference, including exhibits to such documents that are specifically incorporated by reference, at no cost, by writing or calling us at the following address or telephone number:

Kandi Technologies Group, Inc.

Jinhua City Industrial Zone

Jinhua, Zhejiang Province

People’s Republic of China

Post Code 321016

Attn: Hu Xiaoming

+86-579-82239856

Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance you are referred to the copy of the contract or other document filed as an exhibit to the registration statement or incorporated herein, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC registering the securities that may be offered and sold hereunder. The registration statement, including exhibits thereto, contains additional relevant information about us and these securities, as permitted by the rules and regulations of the SEC, we have not included in this prospectus. A copy of the registration statement can be obtained at the address set forth below or at the SEC’s website as noted below. You should read the registration statement, including any applicable prospectus supplement, for further information about us and these securities.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http:/www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because our common stock is listed on the NASDAQ Global Select Market, you may also inspect reports, proxy statements and other information at the offices of the NASDAQ Global Select Market.

Kandi Technologies Group, Inc.

9,404,392 Shares of Common Stock
Investors Warrants to purchase up to 3,761,757 Shares of Common Stock and 3,761,757 Shares of Common Stock underlying the Warrants; and

Placement Agent Warrants to purchase up to 564,264 Shares of Common Stock and 564,264 Shares of Common Stock underlying the Warrants

PROSPECTUS SUPPLEMENT

 FT Global Capital, Inc.

November 10, 2020